                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           THE VONS COMPANIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                      [LOGO OF THE VONS COMPANIES, INC.]

                               ----------------

                           NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                  MAY 8, 1996

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Vons Companies, Inc. ("Vons") will be held at The Vons Companies, Inc. headquarters building, 618 Michillinda Avenue, Arcadia, California 91007, on Wednesday, May 8, 1996, at 9:00 a.m., Pacific Daylight Savings Time, for the following purposes:

    1. To elect four directors;

    2. To consider and act upon proposals to amend The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan (the "Plan"): (i) to increase the authorized number of shares to be issued thereunder by an additional 2,000,000 shares and (ii) to implement a per employee share limitation of 500,000 shares per year; and

    3. To transact such other business as may be properly brought before the meeting or any adjournments or postponement thereof.

  Shareholders of record at the close of business on March 11, 1996 will be entitled to vote at said meeting or any adjournments or postponement thereof.

  The Board of Directors urges each shareholder to read carefully the enclosed proxy statement.

  Shareholders are requested to vote for their choices and to date, sign and return the enclosed proxy card in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

  All shareholders are cordially invited to attend the meeting.

                                          /s/ Terrence J. Wallock

                                          Terrence J. Wallock,
                                          Secretary

March 28, 1996

                      [LOGO OF THE VONS COMPANIES, INC.]

                               ----------------

                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 8, 1996

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Vons Companies, Inc., a Michigan corporation ("Vons" or the "Company"), of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at The Vons Companies, Inc. headquarters building, 618 Michillinda Avenue, Arcadia, California 91007, on Wednesday, May 8, 1996, at 9:00 a.m., Pacific Daylight Savings Time, and at any adjournments or postponement thereof, for the purpose of (i) electing four directors and (ii) considering and acting upon proposals to amend The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan (the "Plan") to increase the authorized shares to be issued thereunder by 2,000,000 and to implement a per employee share limitation of 500,000 per year. A form of proxy is enclosed for use at the Meeting.

  Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for all the directors named below. As for any other business which may properly come before the Meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders.

  A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of Vons or by submitting prior to the time of the Meeting a properly executed proxy bearing a later date. Shareholders who have executed and returned a proxy and who then attend the Meeting and desire to vote in person are requested to so notify the Secretary prior to the time of the Meeting.

  The mailing address of Vons is 618 Michillinda Avenue, Arcadia, California 91007, and its telephone number is 818/821-7000. The approximate date when this Proxy Statement and form of proxy are being first sent to shareholders is March 28, 1996.

                              GENERAL INFORMATION

VOTING SECURITIES AND SOLICITATION OF PROXIES

  The close of business on March 11, 1996, has been fixed by the Board of Directors as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments or postponement thereof.

  Shares of Vons common stock, of which 43,649,239 shares were outstanding as of the Record Date, are the only voting securities of Vons. Each shareholder of record at the close of business on the Record Date is entitled to one vote for each share of Vons common stock then held on each matter to come before the Meeting, including the election of directors.

  Vons will bear the cost of solicitation of proxies. In addition to the use of mail, proxies may be solicited by personal interview, telephone or telegraph by officers, directors and other employees of Vons. Vons will also request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send or cause to be sent proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. In addition, Vons has retained Georgeson & Company Inc. ("Georgeson") to assist in the solicitation of proxies. Georgeson may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of record of Vons common stock to forward proxy soliciting material to the beneficial owners of such shares. For these services, Vons will pay Georgeson a fee estimated not to exceed $6,500, plus reimbursement of expenses.

BUSINESS HISTORY

  Vons' grocery business was founded in 1906. From 1969 until December 1985, it was owned, along with certain other merchandising businesses, by Household International, Inc. In 1985 these merchandising businesses were acquired in a leveraged buy-out by a newly formed corporation, which kept the grocery business and sold all of the other merchandising businesses. In 1987 the newly formed corporation was merged with and into Allied Supermarkets, Inc., a Michigan corporation, (the "Allied Merger") and the surviving corporation was renamed The Vons Companies, Inc., a Michigan corporation. On the same date as the Allied Merger, substantially all of the business previously operated by Allied was sold to a company organized by the former management of Allied, leaving the Company with operations located only in Southern California and Clark County, Nevada, as they existed prior to the Allied Merger.

  In August 1988, Vons purchased substantially all of the operations of Safeway Inc. ("Safeway") in Southern California (the "Safeway Acquisition"). As a result of the Safeway Acquisition and other purchases of Vons common stock, Vons' largest shareholder, owning approximately 35% of the outstanding shares of Vons common stock on the Record Date, is Safeway Southern California, Inc., an indirect subsidiary of Safeway, which is an affiliate of Kohlberg Kravis Roberts & Co. ("KKR").

                             ELECTION OF DIRECTORS

  The Board of Directors of Vons is currently comprised of twelve directors divided into three classes of four directors each serving staggered terms, normally of three years. The term of office of one class of directors expires each year, and, at each annual meeting, the successors to the directors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and qualified. In the event that a nominee for director should become unavailable for election, it is intended that the shares represented by proxies voted in favor of the nominee will be voted for such substitute nominee as may be named by the Board of Directors.

  Under Article III, Section 2, of Vons' By-Laws, nominations of persons for election to the Board, other than those made by or at the direction of the Board, may be made at the Meeting only if pursuant to a timely notice delivered or mailed to the Secretary of Vons. To be timely, a shareholder's notice must be delivered to or mailed and received at Vons' principal executive offices not less than 50, nor more than 75, days prior to the Meeting, unless less than 65 days' notice or prior public disclosure of the date of the Meeting is given or made to shareholders, in which case notice of a nomination must be received not later than the close of business on the 15th day following the day on which notice of the date of the Meeting was mailed to shareholders or public disclosure of the Meeting date was made, whichever is earlier. A notice of nomination must set forth each nominee's name, age, business and residential addresses, principal occupation or employment, beneficial ownership of Vons capital stock and any other information relating to the nominee that is required to be disclosed in solicitations for proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The notice must additionally set forth the name and record address of the shareholder making the nomination, as well as such shareholder's beneficial ownership of Vons capital stock. Vons may require any proposed nominee to furnish such other information as may reasonably be required by Vons to determine the eligibility of such proposed nominee. At the Meeting, nominations by or at the direction of the Board will be made on its behalf by Lawrence A. Del Santo, the Chairman of the Board, or by such other person or persons as the Board may direct.

  The following table sets forth certain information about the directors standing for election at the Meeting:

                       NOMINEES FOR ELECTION AS DIRECTOR

                                                                        YEAR
                                                            DIRECTOR  NEW TERM
                                                        AGE  SINCE   WILL EXPIRE
                                                        --- -------- -----------
   William S. Davila...................................  64   1989      1999
   James H. Greene, Jr.................................  45   1993      1999
   John M. Lillie......................................  59   1994      1999
   Charles E. Rickershauser, Jr........................  67   1991      1999

  Mr. Davila served as President of Vons and its predecessor from 1984 until his retirement in March 1992, after which he became President Emeritus. From July 1987 to February 1990, he was President and Chief Operating Officer of Vons. Mr. Davila also serves on the Boards of Directors of Wells Fargo Bank, Pacific Gas and Electric Company and Geo. A. Hormel & Co.

  Mr. Greene has been an executive of KKR for more than the last five years and a General Partner of KKR since January 1993. Affiliates of KKR may be deemed to be controlling persons of Safeway. Mr. Greene is also a director of Safeway, Bruno's Inc., Owens Illinois, Inc., Owens-Illinois Group, Inc., The Stop & Shop Companies, Inc. and Union Texas Petroleum Holdings, Inc. He is one of four representatives of Safeway on Vons' Board of Directors. See "Principal and Management Shareholders."

  Mr. Lillie had been President of American President Companies, Ltd. since August 1990, serving initially as Chief Operating Officer and, commencing January 1992, as Chief Executive Officer, until his resignation in October 1995. From May 1989 to August 1990 Mr. Lillie was General Partner of Sequoia Associates, a private investment firm. Prior to that Mr. Lillie had been Chairman and Chief Executive Officer of Lucky Stores, Inc. since 1986. Mr. Lillie also serves on the Board of The Gap, Inc.

  Mr. Rickershauser served as Chairman of the Board and Chief Executive Officer of the Pacific Stock Exchange Incorporated from January 1980 to March 1986, at which time he joined the law firm of Fried, Frank, Harris, Shriver & Jacobson of Los Angeles as a partner. In November 1990, Mr. Rickershauser retired. He now serves as Chairman of the Board and Chief Executive Officer of PS Group, Inc., positions he has held since April 1991 and September 1994, respectively. In addition to PS Group, Inc., Mr. Rickershauser also serves on the Boards of Directors of City National Corporation and its subsidiary, City National Bank, and Lee Enterprises, Inc.

  The following table sets forth certain information about the continuing directors of Vons:

                        DIRECTORS CONTINUING IN OFFICE

                                                                        YEAR
                                                            DIRECTOR  NEW TERM
                                                        AGE  SINCE   WILL EXPIRE
                                                        --- -------- -----------
   Steven A. Burd......................................  46   1993      1997
   Lawrence A. Del Santo...............................  62   1994      1998
   Fritz L. Duda.......................................  58   1987      1997
   Richard E. Goodspeed................................  59   1996      1997
   Robert I. MacDonnell................................  58   1988      1998
   Peter A. Magowan....................................  53   1988      1998
   Roger E. Stangeland.................................  66   1987      1997
   William Y. Tauscher.................................  46   1987      1998

  Mr. Burd has been President of Safeway since October 1992, serving initially as Chief Operating Officer and, commencing May 1993, as Chief Executive Officer. From 1987 to October 1992, Mr. Burd was a principal of Burd & Associates, a management consulting firm. Mr. Burd is also a director of Safeway and is one of the four representatives of Safeway on Vons' Board of Directors. See "Principal and Management Shareholders."

  Mr. Del Santo has been Chairman of Vons since May 1995 and Chief Executive Officer of Vons since joining the Company in April 1994. Prior to joining the Company, he served as Senior Executive Vice President and Chief Operating Officer-Food of American Stores Company ("American") from March 1993 to April 1994, and prior to that as Chairman of Lucky Stores, Inc., a subsidiary of American, ("Lucky") from 1989 to 1993.

  Mr. Duda has been President of the Fritz Duda Company, a real estate investment, building and development firm, for more than the past five years.

  Mr. Goodspeed has been President and Chief Operating Officer of Vons since joining the Company in April 1994. Prior to that time, he was Executive Vice President-Food of American and President and Chief Operating Officer of Lucky, a position he held since September 1988.

  Mr. MacDonnell has been a General Partner of KKR since 1982. Affiliates of KKR may be deemed to be controlling persons of Safeway. Mr. MacDonnell is also a director of Safeway, Owens-Illinois, Inc., Owens-Illinois Group, Inc., and AutoZone, Inc. He is one of four representatives of Safeway on Vons' Board of Directors. See "Principal and Management Shareholders."

  Mr. Magowan is Chairman of the Board of Safeway and President and Managing General Partner of the San Francisco Giants. Mr. Magowan was Chief Executive Officer of Safeway from 1980 to May 1993. He served as President of Safeway from March 1988 to October 1992. He also serves on the Board of Directors of Chrysler Corporation and Caterpillar, Inc. He is one of four representatives of Safeway on Vons' Board of Directors. See "Principal and Management Shareholders."

  Mr. Stangeland has been a director of Vons for more than the past five years and served as Chief Executive Officer of Vons from 1987 until April 1994. Mr. Stangeland also serves as Chairman of the Board of Grand Union Company.

  Mr. Tauscher has been Chairman, Chief Executive Officer and President of Vanstar, Inc. for more than the past five years.

MEETINGS OF BOARD OF DIRECTORS AND BOARD COMMITTEES

  During the 1995 fiscal year, Vons' Board of Directors held five meetings. Vons' Board has a standing Executive Committee, Audit Committee and Compensation Committee. The Executive Committee, composed of Mr. Del Santo, Mr. Greene, Mr. MacDonnell and Mr. Stangeland, did not meet in 1995. Its functions are to exercise such powers as the full Board of Directors may delegate to the Executive Committee from time to time. The Audit Committee, currently composed of Mr. Duda, Chairman, Mr. Lillie and Mr. Rickershauser, met two times during the fiscal year. Its functions are (1) to meet periodically with Vons' management and independent public accountants to make inquiries regarding the manner in which the responsibilities of each are being discharged and to report thereon to the Board; (2) to recommend for the approval of Vons' Board of Directors the annual appointment of independent public accountants; and (3) to review with the independent public accountants the scope of audit and non-audit assignments, the accounting principles being applied by Vons, the scope of internal financial and auditing procedures and the adequacy of internal controls. The Compensation Committee, currently composed of Mr. Burd, Chairman, Mr. Magowan, and Mr. Tauscher, met two times during the fiscal year. Its functions have been (1) to review Vons' general compensation strategy; (2) to establish the salaries of, and review and administer the benefit and compensation programs for, Vons' executive officers; (3) to review and administer the Plan; and (4) to approve any contractual obligations relating to employment of officers. For additional information with respect to the Compensation Committee, see "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

  Each director, except Messrs. Lillie, Magowan and Tauscher, attended 75% or more of the total number of meetings of the Board or of the Committees, if any, on which such member served that were held during the fiscal year ended December 31, 1995.

           AMENDMENTS TO THE VONS COMPANIES, INC. 1990 STOCK OPTION
                           AND RESTRICTED STOCK PLAN

  On January 24, 1990, the Board of Directors adopted the Plan, which became effective when approved by shareholder vote at the Annual Meeting of Shareholders held on May 17, 1990, and will terminate on January 23, 2000. In general, the Plan authorizes Vons (i) to grant incentive stock options (as defined in Section 422A of the Internal Revenue Code) and/or other ("non-qualified") options to purchase shares of its common stock to officers and employees, and (ii) to issue restricted shares of common stock to its officers and employees.

  A maximum of 4,000,000 shares of Vons common stock is currently authorized to be issued under the Plan as restricted stock or upon exercise of options granted under the Plan. As of March 11, 1996, 972,407 shares of the Company's common stock remained issuable under the Plan, and non-qualified options to purchase 2,694,446 shares had been granted and had not yet been exercised. No incentive stock options or restricted stock have yet been granted. Approximately 600 employees are eligible to receive grants under the Plan.

  Shares covered by options which terminate without exercise and shares forfeited to Vons pursuant to the restrictions upon the shares are available for issuance upon the grant of additional options or as restricted stock. The Plan provides for appropriate adjustment in the number and kind of shares for which options may be granted and the number and kind of shares of restricted stock which may be issued pursuant to the Plan in the event of a stock split, stock dividend, reorganization or other specified changes in the capitalization of Vons.

AMENDMENT ONE: INCREASE THE NUMBER OF AUTHORIZED SHARES BY 2,000,000

  On February 21, 1996, the Board of Directors, subject to shareholder ratification, authorized an amendment to the Plan to increase the maximum number of shares which may be issued as restricted stock or upon exercise of options under the Plan by 2,000,000 shares. The Board of Directors believes that the authorization of the additional shares under the Plan is desirable and will permit the Company to continue to retain experienced and capable persons who can make significant contributions to the future growth and success of Vons. All officers (including officers who are also directors) and employees of Vons and any parent or subsidiary corporation are eligible to receive options or restricted stock under the Plan.

AMENDMENT TWO: LIMIT THE NUMBER OF OPTIONS GRANTED TO AN INDIVIDUAL EMPLOYEE TO 500,000 PER YEAR

  On February 21, 1996, the Board of Directors, subject to shareholder ratification, also authorized an amendment to the Plan which would limit the amount of stock options which could be granted to any employee to 500,000 per year. The purpose of this proposed amendment is to assure that options granted under the Plan will qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Currently there is no limit on the aggregate number of options that may be granted to any individual employee under the Plan in a year. The amendment providing the aforesaid limitation would bring the Plan into compliance with Section 162(m).

PLAN DESCRIPTION

  The following summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which may be obtained by shareholders of the Company upon request directed to: Mary McAboy, Vice President, Corporate Communications, The Vons Companies, Inc., 618 Michillinda Avenue, Arcadia, California 91007. For information regarding options granted to certain officers with provisions that vary in certain respects from the following description, see "Executive Compensation--Employment Arrangements, Retirement Agreement and Change in Control Arrangements" below.

OPTIONS

  Option Price and Consideration for Shares Purchased. The Compensation Committee of the Board of Directors ("Compensation Committee") has discretion to set the price of non-qualified options subject to any applicable regulatory requirements. The purchase price of each share of common stock covered by an incentive stock option may not be less than 100% of the fair market value of Vons common stock on the date of grant of the incentive stock option or 110% of the fair market value in the case of an incentive stock option granted to a person who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of Vons. For purposes of the Plan, fair market value of a share of Vons common stock is the average closing price for the 10 trading days prior to the exercise or grant date of a share of Vons common stock on the principal exchange on which shares of Vons common stock are then trading. The Plan provides for alternative pricing formulas in the event the stock is not listed on a principal exchange at the time. The aggregate fair market value (determined as of the time the option is granted) of the shares of Vons common stock with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year may not exceed $100,000.

  In consideration of the granting of an option, the option holder must agree to remain in the employ of Vons for one year after the date the option is granted; provided, however, that nothing in the Plan or any Stock Option Agreement confers, or will confer, upon any officer or employee the right to continue to be employed by Vons or any of its subsidiaries or affects Vons' right to terminate the employment of any officer or employee at any time.

  Common stock purchased upon the exercise of options may be paid for by the option holder either (i) in cash or by check; (ii) with the consent of the Compensation Committee, by delivery of a full recourse promissory note bearing interest and payable upon terms prescribed by the Compensation Committee;
(iii) with the consent of the Compensation Committee, with mature shares of Vons common stock owned by the option holder with a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which the option or portion is thereby exercised; or (iv) in any combination of the consideration described in the foregoing clauses (i), (ii) and (iii).

  Terms of Exercise and Expiration of Options. Depending upon the particular option grant, options covering either 15% or 25% of the shares of Vons common stock which have been granted become exercisable one year from the date of grant. If the option holder is still employed by Vons or its successor or affiliate, options under the Plan covering an additional 15% or 25%, respectively, of the shares of Vons common stock included in each grant become exercisable on each successive anniversary after the date of such grant until 100% of the options included in such grant are exercisable. No option may be exercised after the expiration of a period of ten years from the date of grant for incentive stock options and ten years and one day for non-qualified options. Incentive stock options granted to persons then owning, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of Vons may not be exercised after the expiration of a period of five years from the date of grant. The Compensation Committee, may, however, vary the vesting and expiration of options granted under the Plan, except that for incentive stock options: (i) an option will expire not later than three months after the termination of the employment of the option holder, unless such termination is the result of death or disability, (ii) in the event of the death of an option holder while an employee of Vons, the option will expire twelve months after the date of the option holder's death, and (iii) in the event an option holder becomes disabled and as a result ceases to be employed by Vons, the option will terminate twelve months after the date of termination of employment.

  Vesting Upon Change of Control. Upon a "change of control" of Vons (defined as a sale or other transfer of 50% or more of Vons' voting stock, or a merger or other reorganization of Vons in which the shareholders of the Company prior to such transaction beneficially own less than 50% of the voting stock of the Company or a successor immediately after the transaction, or a sale of substantially all of Vons' assets or a transaction resulting in the delisting of Vons stock from the New York Stock Exchange) and subject to a surviving corporation assuming or replacing the options, all options granted may be exercised.

RESTRICTED STOCK

  Consideration for Restricted Stock Issued. Unless otherwise required by the Compensation Committee in specific instances, no cash payment is required to be made by the holder of restricted stock in connection with the issuance of restricted stock by Vons. As partial consideration for the issuance of the restricted stock, the holder of restricted stock must agree to remain in the employ of Vons for a period of at least one year after the restricted stock is issued; provided, however, that nothing in the Plan or in any individual restricted stock agreement confers, or will confer, upon any officer or employee the right to continue to be employed by Vons or any of its subsidiaries or affects Vons right to terminate the employment of any officer or employee at any time. If the Compensation Committee requires a cash payment for the restricted stock, the amount and terms of such payment will be set forth in the individual restricted stock agreement.

  Restrictions. All shares of restricted stock issued under the Plan (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) are subject to the restrictions imposed by the Compensation Committee in each individual restricted stock agreement. The Compensation Committee may, by a resolution adopted after the restricted stock is issued, remove any or all of the restrictions imposed by the terms of the restricted stock agreement. All restrictions imposed under the Plan shall expire within ten years after the date of issuance of the restricted stock. Immediately upon a termination of employment of the holder of restricted stock by Vons, the restricted stock then subject to restrictions under a restricted stock agreement will be forfeited by the holder back to Vons. No forfeiture will occur, however, in the event of a change of control of Vons, or of a termination of employment because of the employee's normal retirement, death or total disability or upon early retirement with the consent of the Board of Directors. The Secretary of Vons, or other escrow holder appointed by the Compensation Committee, will retain physical custody of the stock certificates representing restricted stock issued under the Plan until all the restrictions imposed under the individual restricted stock agreement expire or are removed by the Compensation Committee. All certificates representing shares of restricted stock issued under the Plan will contain a legend stating that the shares are subject to restrictions under a restricted stock agreement.

  Rights of Restricted Stock Holders. Upon issuance of the shares of restricted stock and delivery of them to the Secretary of Vons, or other escrow holder appointed by the Compensation Committee, the holder of the restricted stock will have all rights of a shareholder (subject to the restrictions in the individual restricted stock agreement), including the right to vote the shares and to receive all dividends and other distributions paid or made with respect to the shares.

  Vesting Upon Change of Control. Upon a "change of control" of Vons as defined in the Plan, subject to the payment of any cash consideration then due, all issued restricted shares shall vest immediately free of all restrictions, forfeiture provisions or legends.

NONTRANSFERABILITY OF OPTIONS AND RESTRICTED STOCK

  Options and restricted stock are not transferable by the holder thereof other than by will or the laws of descent and distribution.

ADMINISTRATION

  The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full power to interpret the Plan and to establish and amend rules for its administration. The Compensation Committee is also authorized to determine who from the eligible class of persons shall be granted options or issued restricted stock and the terms and provisions of the options granted and restricted stock issued.

AMENDMENT AND TERMINATION OF THE PLAN

  The Board of Directors or the Compensation Committee may at any time amend or terminate the Plan, although no amendment or termination may alter or impair any rights or obligations under previously issued options or restricted stock without the consent of the holder of the option or the restricted stock. Any amendment to the Plan which would increase the aggregate number of shares which may be issued under the Plan, modify the requirements of eligibility for participation in the Plan, reduce the minimum price for incentive options below 100% of the fair market value, or extend the period during which options may be granted or restricted stock may be issued must be approved by a vote of the holders of a majority of Vons voting stock present and entitled to vote at a meeting.

MARKET VALUE OF COMMON STOCK

  As of March 11, 1996, the market value of a share of Vons common stock, determined in accordance with the formula set forth under the heading "Options-Option Price and Consideration for Shares Purchased," was $29.67 per share.

FEDERAL INCOME TAX CONSEQUENCES

  The tax consequences of the Plan under the Code are summarized in the following discussion, which deals with the general federal income tax principles applicable to the Plan and is intended for general information only. State and local income taxes are not discussed and may vary from locality to locality.

  Non-Qualified Stock Options. For federal income tax purposes, the recipient of non-qualified stock options granted under the Plan will not have taxable income upon the grant of the option, nor will Vons then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and Vons will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. Vons will generally be required to withhold taxes on the income recognized by the optionee. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option.

  The tax consequences resulting from the exercise of a non-qualified stock option through delivery of already-owned shares of common stock are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired, the option holder will recognize no gain, and the option holder's basis in the shares acquired upon exercise will be equal to the option holder's basis in the surrendered shares. Any additional shares acquired upon such exercise are compensation to the option holder, taxable under the rules described above with the option holder's basis in these additional shares being their then fair market value.

  Incentive Stock Options. There is no taxable income to an employee when an incentive stock option is granted to him or her or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable at capital gains rates. No tax deduction is available to Vons, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such events, the difference between the option exercise price and the lesser of the fair market value of the shares on the date of the option's exercise and the sales price of the shares will be taxed at ordinary income rates, and Vons will be entitled to a deduction to the extent the employee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. Vons will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

  The tax consequences resulting from the exercise of an incentive stock option through delivery of already-owned shares of common stock are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally (i) the option holder will recognize no gain upon a stock-for-stock exercise (provided the shares surrendered in the exercise are not disposed of within the one-year or two-year periods described above, and subject to the discussion above);
(ii) to the extent an equivalent number of shares is acquired, the option holder's basis in the shares acquired upon exercise will be equal to the option holder's basis in the surrendered shares; (iii) the option holder's basis in any additional shares acquired upon exercise will be zero; and (iv) any sale or other disposition of the acquired shares within the one-year or two-year periods described above will be viewed first as a disposition of the shares with the lowest basis.

  Restricted Stock. Unless an election is made under Section 83(b) of the Code, an employee to whom restricted stock is issued will not have taxable income upon issuance and Vons will not then be entitled to a deduction. However, when restrictions on shares of restricted stock expire or upon other removal of the forfeiture restrictions in accordance with the Plan, the employee will realize ordinary income and Vons will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. If an election is made under Section 83(b), the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at the date less any purchase price therefor, and Vons will be entitled to a deduction in the same amount. Generally, whether or not an election is made under Section 83(b), Vons will be required to withhold taxes on the income recognized by the holder. Gain or loss realized by the holder on the subsequent sale or disposition of the shares will normally be taxable as capital gain or loss and no further deduction will be allowed to Vons.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1990 STOCK OPTION AND RESTRICTED STOCK PLAN.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

  Except as set forth below, the management of Vons is not aware of any beneficial holder of 5% or more of outstanding Vons common stock as of the Record Date.

                                                               AMOUNT
                                                            BENEFICIALLY PERCENT
                                                              OWNED ON     OF
                                                            RECORD DATE   CLASS
                                                            ------------ -------
Safeway Southern California, Inc.(1).......................  15,126,000   34.7%
 Fourth and Jackson Streets
 Oakland, California 94660
Fidelity Management and Research Corp......................   2,716,900   6.22%
 82 Devonshire Street
 Boston, Massachusetts 02109

--------
(1) Safeway Southern California, Inc. is an indirect wholly-owned subsidiary of Safeway, approximately 50.4% of the outstanding stock of which is owned by two limited partnerships, of which the sole general partner is KKR Associates, a New York limited partnership and an affiliate of KKR. KKR Associates, in its capacity as general partner, may be deemed to beneficially own such shares of common stock of Safeway. Messrs. Greene, MacDonnell, Saul A. Fox, Edward A. Gilhuly, Perry Golkin, Henry R. Kravis, Michael W. Michelson, Paul E. Raether, Clifton S. Robbins, George R. Roberts, Scott M. Stuart and Michael T. Tokarz are the general partners of KKR Associates and, in such capacity, may be deemed to have beneficial ownership of any shares of common stock of Safeway beneficially owned by KKR Associates, but disclaim any such beneficial ownership. Mr. Burd, a director of Vons and President and Chief Executive Officer of Safeway, Mr. Greene, a director of Vons and a general partner of KKR Associates, Mr. MacDonnell, a director of Vons and a general partner of KKR Associates, and Mr. Magowan, a Vons director and Chairman of the Board of Safeway, all disclaim beneficial ownership of Vons common stock owned by Safeway Southern California Inc. and Safeway.

MANAGEMENT SHAREHOLDERS

  The following table sets forth as to each director, nominee and certain executive officers, individually, and all executive officers and directors as a group, the number of shares of Vons common stock beneficially owned by such person or group as of the Record Date.

                                                        AMOUNT AND NATURE OF
                                                      BENEFICIAL OWNERSHIP(1)
                                                   ------------------------------
                                                              CURRENTLY
                                                   SHARES OF EXERCISABLE TOTAL AS
                                                    COMMON      STOCK    PERCENT
 NAME OF BENEFICIAL OWNER          CAPACITY          STOCK   OPTIONS(2)  OF CLASS
 ------------------------          --------        --------- ----------- --------
 Steven A. Burd(3)........  Director                       0    15,846       *
 William S. Davila........  Director                 170,494    10,971       *
 Lawrence A. Del Santo....  Chairman and Chief        58,900   250,000       *
                             Executive Officer
 Fritz L. Duda(4)(5)......  Director               1,035,506    23,412     2.42%
 Richard E. Goodspeed(4)..  Director, President       43,000   135,000       *
                             and Chief Operating
                             Officer
 James H. Greene, Jr.(3)..  Director                       0    14,502       *
 Phillip E. Hawkins.......  Senior Vice President          0    23,302       *
 Pamela K. Knous..........  Executive Vice             5,000    20,302       *
                             President, Chief
                             Financial Officer
                             and Treasurer
 John M. Lillie(4)........  Director                   5,000     6,073       *
 Robert I. MacDonnell(3)..  Director                       0    23,068       *
 Peter A. Magowan(3)......  Director                       0    24,052       *
 Charles E. Rickershauser,
  Jr. ....................  Director                   5,000    11,053       *
 Roger E.
  Stangeland(6)(7)(8).....  Director                 830,692   151,004     2.24%
 William Y. Tauscher......  Director                       0    11,779       *
 Terrence J. Wallock......  Executive Vice               541    35,426       *
                             President, General
                             Counsel and
                             Secretary
 Directors and Executive
  Officers as a Group
  (19 persons)
  (3)(4)(5)(6)(7)(8)(9)...                         2,163,214   803,314     6.67%

--------
 * Less than 1%.
(1) Unless otherwise indicated, (a) beneficial ownership is direct, and (b) the person indicated has sole voting and investment power over the shares of common stock indicated.
(2) Shares that may be acquired pursuant to options exercisable within 60 days of the Record Date. All expressions of percentage of shares held assume that the options of the particular person or group in question have been exercised and no others.
(3) Does not include 15,126,000 shares of Vons common stock presently owned by Safeway Southern California, Inc. and Safeway. See the immediately preceding table for information regarding shares owned by Safeway Southern California, Inc. and Safeway. Mr. Burd, Mr. Greene, Mr. MacDonnell and Mr. Magowan each disclaim beneficial ownership of the shares of Vons common stock owned by Safeway Southern California, Inc. and Safeway, which are not included in the above table.
(4) Shares held in trust.
(5) Does not include 4,000 shares of Vons common stock held by Duda Children's Trust No. 3. Mr. Duda disclaims any beneficial ownership of such shares, inasmuch as they are administered by an independent trustee and he has no shared or other voting power over them.
(6) Does not include 96,435 shares of Vons common stock held by three children's trusts. Mr. Stangeland disclaims any beneficial ownership of such shares, inasmuch as they are administered by an independent trustee and he has no shared or other voting power over them.

(7) Includes 816,691 shares registered in the name of a corporation as to which Mr. Stangeland claims beneficial ownership.
(8) Includes 14,000 shares held in a charitable foundation, of which Mr. Stangeland is a director.
(9) Includes 800 shares held in a living trust, of which an officer is trustee.

CHANGES IN CONTROL AND VOTING AGREEMENTS

  As of December 3, 1987, Vons entered into an Acquisition Agreement and Plan of Merger and Reorganization, as amended, among Vons, certain Vons subsidiaries, Safeway Southern California, Inc., Safeway, and certain subsidiaries of Safeway Southern California, Inc., in connection with the Safeway Acquisition. At the same time, Vons entered into a Standstill Agreement with KKR, Safeway Southern California, Inc., Safeway and certain of their affiliates (collectively, the "Safeway Holders") with regard to the Vons common stock that Safeway Southern California, Inc. would ultimately receive pursuant to the Safeway Acquisition and any additional shares that the Safeway Holders may acquire.

  The term of the Standstill Agreement was five years from the date of the Safeway Acquisition, and it expired on August 29, 1993. However, certain provisions thereof remain operative after expiration of the term. As long as the Safeway Holders beneficially own at least 10% of the voting stock of Vons, Vons has agreed to nominate to its Board of Directors two persons designated by the Safeway Holders; if the Safeway Holders beneficially own between 5% and 10% of the voting stock of Vons, Vons will nominate one such person. The Standstill Agreement provides further that, until the later of five years from the date of the Acquisition or the time that the Safeway Holders in the aggregate own less than 3% of the voting stock of Vons, the Safeway Holders will have the right twice to require Vons at its expense to use its best efforts to effect a registration under the Securities Act of the Vons common stock owned by them. The Safeway Holders additionally may require Vons at its expense, subject to the terms of the Standstill Agreement and to certain exceptions, to include their shares in any registered securities offering commenced by Vons.

                            EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation. The materials set forth below contain information on certain cash and non-cash compensation provided to Vons' Chief Executive Officer and the four other executive officers of the Company serving at the end of the year who were the most highly compensated executive officers for fiscal year 1995 (the "Named Officers"). The table shows total annual and long-term compensation of such individuals during the last fiscal year and certain information for the two previous fiscal years.

                          SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION

                                                  ANNUAL COMPENSATION
                                               -------------------------
                                                                           LONG-TERM
                                                                          COMPENSATION
                                               BASE    BASE                  AWARD         ALL OTHER
NAME (1)                  PRINCIPAL POSITION   YEAR SALARY (2) BONUS (3) OPTIONS (#)(4) COMPENSATION (5)
--------                 --------------------- ---- ---------- --------- -------------- ----------------
Lawrence A. Del Santo... Chairman and          1995  $550,000  $437,250           0         $ 47,278
                         Chief Executive       1994  $370,192  $228,725     375,000         $ 86,014
                         Officer               1993       N/A       N/A         N/A              N/A
Richard E. Goodspeed.... President and         1995  $400,000  $318,000           0         $ 32,178
                         Chief Operating       1994  $269,231  $136,000     272,500         $328,226
                         Officer               1993       N/A       N/A         N/A              N/A
Phillip E. Hawkins...... Senior Vice President 1995  $166,272  $115,000      10,000         $ 12,051
                         Store Operations      1994  $148,761  $ 29,770       4,650         $  9,634
                                               1993  $141,664  $ 12,770       4,650         $  7,550
Pamela K. Knous......... Executive Vice        1995  $195,326  $130,000      15,000         $ 14,400
                         President, Chief      1994  $163,436  $ 39,600       9,650         $ 10,138
                         Financial Officer     1993  $149,319  $  8,931       4,650         $  8,632
                         and Treasurer
Terrence J. Wallock..... Executive Vice        1995  $215,063  $136,000      15,000         $ 15,708
                         President,            1994  $203,000  $ 40,600      14,000         $ 12,258
                         General Counsel       1993  $199,543         0       7,450         $ 12,452
                         and Secretary

--------
(1) Terry R. Peets, Executive Vice President, joined the Company in September 1995 at an annual salary of $275,000. See "Executive Compensation-- Employment Arrangements, Retirement Agreement and Change in Control Arrangements." Because he joined in mid-year, he did not qualify as one of the four most highly compensated officers in addition to the Chief Executive Officer so as to require disclosure under applicable proxy rules. However, it is anticipated that he will qualify in future years.

(2) Represents the dollar value of cash base salary earned by each Named Officer during the fiscal year indicated. No non-cash base salary was earned by any of the Named Officers during the fiscal years indicated.

(3) Represents the dollar value of cash bonus earned by the Named Officer with respect to the fiscal year indicated. No non-cash bonus was earned by any of the Named Officers with respect to the fiscal years indicated.

(4) Represents the number of stock options granted during the period. No tandem stock appreciation rights ("SARs") were issued.

(5) Represents (i) Company contributions to the profit sharing plan consisting in 1995 of $9,000 for Messrs. Del Santo, Goodspeed, Wallock, Hawkins and Ms. Knous and (ii) contributions to the wrap around plan for 1995 of $38,278 for Mr. Del Santo, $23,178 for Mr. Goodspeed, $6,708 for Mr. Wallock, $5,400 for Ms. Knous, and $3,051 for Mr. Hawkins.

  Option Grants. Shown below is information on grants of stock options during the last fiscal year under the Plan to the Named Officers. No restricted stock was awarded under the Plan during 1995.

                     OPTION GRANTS IN 1995 FISCAL YEAR(1)

                                                  INDIVIDUAL GRANTS
                         ----------------------------------------------------------------
                                     PERCENT OF TOTAL
                                     OPTIONS GRANTED                          GRANT DATE
                           OPTIONS   TO EMPLOYEES IN    EXERCISE   EXPIRATION  PRESENT
NAME                     GRANTED (#)   FISCAL YEAR    PRICE ($/SH)    DATE    VALUE (2)
----                     ----------- ---------------- ------------ ---------- ----------
Phillip E. Hawkins......   10,000          2.00%         $19.93    5/03/2005   $114,900
Pamela K. Knous.........   15,000          3.00%         $19.93    5/03/2005   $172,350
Terrence J. Wallock.....   15,000          3.00%         $19.93    5/03/2005   $172,350

--------
(1) All option grants are subject to the following provisions: Options shown were granted on May 3, 1995, and are exercisable in cumulative 15% installments commencing one year from date of grant, with full vesting occurring on the seventh anniversary date. Vesting may be accelerated in certain events relating to changes in control of the Company. Options were granted at an exercise price equal to the average closing price of the Company's common stock for the ten trading days prior to the grant date. Options are nontransferable other than by will or by the laws of descent and distribution upon the death of the grantee, and will terminate one year after termination of employment by reason of retirement, disability or death, and will terminate 30 days after termination of employment for any other reason. The Plan under which all options were granted is administered by the Compensation Committee of the Board, which retains discretion, subject to certain limits, to modify the terms of outstanding options.

(2) Present value determinations were made using a Black-Scholes option pricing model based on the following assumptions: an expected stock-price volatility factor of .2584, a risk-free rate of return of 7.4%, a dividend yield of 0.00%, and a time of exercise of 10 years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

  Option Exercises. Shown below is information with respect to the exercise of stock options during the last fiscal year by each of the Named Officers and the value of unexercised options held by each of them as of the end of the last fiscal year.

  AGGREGATED OPTION EXERCISES IN 1995 FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                   NUMBER OF       VALUE OF
                                                  UNEXERCISED     UNEXERCISED
                                                    OPTIONS      IN-THE-MONEY
                                                   AT FISCAL   OPTIONS AT FISCAL
                                                 YEAR-END (#)      YEAR-END
                                                 ------------- -----------------
                                                 EXERCISABLE/    EXERCISABLE/
                       NAME                      UNEXERCISABLE UNEXERCISABLE (1)
                       ----                      ------------- -----------------
   Lawrence A. Del Santo........................    125,000       $2,183,829
                                                    250,000       $4,367,671
   Richard E. Goodspeed.........................     67,500       $1,191,700
                                                    205,000       $3,200,300
   Phillip E. Hawkins...........................     19,477       $   86,853
                                                     16,973       $  134,595
   Pamela K. Knous..............................     15,727       $   53,691
                                                     25,723       $  218,833
   Terrence J. Wallock..........................     27,814       $  104,508
                                                     31,086       $  263,550

--------
(1) Based on closing price of $28.25 for the Company's common stock on the New York Stock Exchange on December 29, 1995 (the last trading day prior to the end of the fiscal year).

DEFINED BENEFIT PLANS

  The following table shows the estimated annual retirement benefit payable on a straight life annuity basis to participating employees, including officers, in the earnings and years of service classifications indicated, under the Vons Pension Plan (the "Pension Plan") and the Vons Supplemental Executive Retirement Plan ("SERP"). SERP benefits are available to officers only, and an officer qualifying for both the Pension Plan and SERP will be paid a retirement benefit in accordance with the terms of both plans. The illustration below assumes retirement at January l, 1996, at the normal retirement age of 65.

                              PENSION PLAN TABLE

                         ESTIMATED ANNUAL RETIREMENT BENEFITS
                     BASED UPON INDICATED YEARS OF SERVICE (1)(2)
      --------------------------------------------------------------------------
                                           15      20      25      30      35
      REMUNERATION (3)                    YEARS   YEARS   YEARS   YEARS   YEARS
      ----------------                   ------- ------- ------- ------- -------
      $  100,000       ................  $30,000 $40,000 $40,000 $40,000 $40,000
         150,000       ................   45,000  60,000  60,000  60,000  60,000
         200,000       ................   60,000  80,000  80,000  80,000  80,000
         300,000       ................   90,000 120,000 120,000 120,000 120,000
         400,000       ................  120,000 160,000 160,000 160,000 160,000
         500,000       ................  150,000 200,000 200,000 200,000 200,000
         600,000       ................  180,000 240,000 240,000 240,000 240,000
         700,000       ................  210,000 280,000 280,000 280,000 280,000
         800,000       ................  240,000 320,000 320,000 320,000 320,000
         900,000       ................  270,000 360,000 360,000 360,000 360,000
       1,000,000       ................  300,000 400,000 400,000 400,000 400,000
       1,250,000       ................  375,000 500,000 500,000 500,000 500,000

--------
(1) "Years of Service" equals the total number of credited years under a plan, which may be different for purposes of the Pension Plan and the SERP.

(2) Benefits are not subject to any deduction for social security or other offset amounts.

(3) The calculation of retirement benefits generally is based upon average compensation for the highest five years of the ten years preceding retirement. Such compensation includes that listed in the Summary Compensation Table, except that the amounts shown under the column entitled "All Other Compensation" are excluded (other than the Company's annual contribution to the profit sharing plan). The SERP benefit is paid in a lump sum upon retirement in an amount equal to the actuarial value of the SERP portion of the defined benefit shown in the table.

  As of January 1, 1996, the credited years of service under both the Pension Plan and SERP for the Named Officers were as follows: Mr. Hawkins, 27 years 5 months; Ms. Knous 4 years, 9 months; and Mr. Wallock 4 years, 10 months. With respect to retirement benefits payable to Mr. Del Santo and Mr. Goodspeed, see "Executive Compensation--Employment Arrangements, Retirement Agreement and Change in Control Arrangements."

EMPLOYMENT ARRANGEMENTS, RETIREMENT AGREEMENT AND CHANGE IN CONTROL
ARRANGEMENTS

  Employment Arrangements. The Company has three-year employment contracts with Messrs. Del Santo and Goodspeed entered into as of April 26, 1994 and has made employment commitments to Terry R. Peets, Executive Vice President, pursuant to agreements dated September 6, 1995.

  Mr. Del Santo's agreement provides for a base salary of $550,000, with an annual bonus of up to 100% of base salary contingent upon the achievement by the Company of performance goals which are to be determined by the Company's Board of Directors. Mr. Del Santo was granted 200,000 non-qualified stock options at fair market value and 175,000 non-qualified stock options at 25% of fair market value and all are exercisable 33 1/3% per year beginning one year after grant. Mr. Del Santo is also to receive upon retirement in May 1997 a monthly retirement benefit of $16,667 for the duration of his life, and, in the event of his death before retirement, his spouse is to receive the actuarially equivalent benefit (based on 100% joint and survivor benefit) of such payments. The Company also paid expenses incurred by Mr. Del Santo for relocation to Southern California, including transfer of household goods and temporary living expenses through September 1994.

  Mr. Goodspeed's agreement provides for a base salary of $400,000 per year, with an annual bonus of up to 100% of base salary contingent upon the achievement by the Company of performance goals. Mr. Goodspeed was also granted 175,000 non-qualified stock options at fair market value which are exercisable 20% per year beginning one year after grant and 97,500 non-qualified stock options at 25% of fair market value which are exercisable 33 1/3% per year beginning one year after grant. Mr. Goodspeed is also eligible to receive retirement benefits from a SERP in accordance with the schedule of defined benefits shown in the Pension Plan Table above, but he is to receive credit for an additional five years of service upon completion of five years employment with the Company. See "Executive Compensation--Pension Plan Table." In the event of Mr. Goodspeed's death, his spouse will receive the actuarial equivalent benefit (based on 100% joint and survivor benefit) of the amounts set forth in the above table. In the event of termination without "Cause" or resignation for "Good Reason", as each term is defined in the contract, Mr. Goodspeed shall receive a monthly retirement benefit for life, in lieu of the above described pension benefit, in the amount of $8,333 beginning at age 65. The Company also paid for relocation of Mr. Goodspeed to Southern California, including the cost of transfer of household goods, temporary living expenses through October 1994, and purchased his former residence at his original cost.

  Mr. Peets was extended an offer of employment by letter agreement providing him a base salary of $275,000 per year plus a one-time signing bonus of $30,000. Mr. Peets was also included in the Company's 1995 bonus plan for the full year and received a stock option grant of 50,000 shares at $22.24 per share, the fair market value on his date of hire. The Company agreed to defend and indemnify Mr. Peets against any actions brought by his former employer arising from his employment with the Company. The Company also entered into a severance agreement with Mr. Peets which provides that he is to continue to receive his base salary, along with medical benefits (but no bonus), through September 5, 1997 if prior to that date he is terminated without "Cause" or resigns with "Good Reason", as each term is defined therein.

  Retirement Agreement. The Company entered into a Retirement Agreement with Mr. Stangeland in July 1994, pursuant to which Mr. Stangeland resigned his position as Chief Executive Officer but continued as an officer of the Company through the end of fiscal 1994 at his then existing salary of $606,050 per year, plus a bonus with a maximum payment of 100% of salary. Beginning January 2, 1995, Mr. Stangeland retired from the Company but remains as a consultant through December 31, 1996 for a fee of $269,425 per year. In the event of his death, all such payments are to be made to Mr. Stangeland's estate. While a consultant, he will receive no director's fees. The agreement also provided that all of Mr. Stangeland's existing stock options vest effective at his retirement and remain exercisable through their respective ten year terms. Pursuant to the terms of the Company's SERP, Mr. Stangeland received a payment of $2,790,939 upon his retirement, representing the current actuarial value of the defined benefits to which he was entitled under such plan.

  Change in Control Arrangements. Officers of the Company (excluding Messrs. Del Santo and Goodspeed) are covered under a Severance Plan for Senior Management and Key Employees (the "Severance Plan"). The Severance Plan was adopted in 1992.

  Under the terms of the Severance Plan, a participating executive will generally become entitled to receive benefits if the executive's employment is terminated by the executive for "Good Reason," or by the Company without "Cause," within two years following a "Change of Control." For purposes of the Plan, a "Change of Control" is deemed to include (i) any acquisition of stock if the acquiring person would thereafter be the beneficial owner of 50% or more of the Company's voting stock, (ii) a merger or consolidation of the Company resulting in the holders of the Company's voting stock immediately prior to such transaction holding less than

50% of the total voting common stock of the surviving corporation after such transaction, (iii) a sale or exchange of all or substantially all of the property and assets of the Company, or (iv) any change over a two-year period or less in a majority of the Board of Directors that is not approved by a majority of the directors either in office at the commencement of such two-year period or who were elected with the approval of a majority of directors in office at the commencement of such two-year period. The term "Cause" is defined to mean the commission of certain crimes, habitual neglect of duty if such neglect is not cured within five days of notice, or knowing, intentional or malicious conduct contrary to the Company's best interests that causes the Company material harm. An executive's termination of employment is deemed for "Good Reason" if any of the following occur within six months of such termination without the executive's consent: (i) substantial change in the nature, or diminution in the status, of the individual's duties or position,
(ii) reduction in the annual base salary or overall value of benefits provided to the individual, (iii) failure to continue any incentive compensation plan or a reduction of the employee's relative participation without providing an alternative plan, (iv) reduction in vacation days or a material reduction in other benefits, (v) relocation of the executive's principal place of business by more than 35 miles, or (vi) breach or failure to assume the Severance Plan or any agreement entered into pursuant to the Severance Plan; provided, that, for purposes of clauses (ii) through (iv), "Good Reason" will not exist if the aggregate value of all salary, benefits, incentive compensation and other compensation is reasonably equivalent to the value of such items before the Change of Control. The Company considers it unlikely that the employment of all of the executives anticipated to be covered under the Severance Plan would be terminated following a Change of Control.

  The benefits payable under the Severance Plan consist of a lump sum cash payment equal to from one to two and one-half times the sum of (a) the higher of (i) the executive's annual base salary at the time of termination or (ii) the highest annual base salary of the executive during the three fiscal years prior to the Change of Control, and (b) the average annual short-term incentive compensation bonus and average annual profit sharing plan contribution for the executive with respect to any of the three fiscal years preceding the executive's termination. Other benefits provided under the Severance Plan include the addition of between one and two and one-half years of credited service for all purposes under each of the Company's retirement plans, except the Profit Sharing Plan, and, subject to certain setoffs for benefits earned in subsequent employment, continuation of certain health, disability, dismemberment and life insurance benefits for three years. The Severance Plan is anticipated to have an initial term of two years and to thereafter be subject to cancellation or amendment by the Company on two years' prior notice given after the conclusion of such initial term. Benefits under the Severance Plan may be subject to an excise tax payable by the executive, and may not be deductible for tax purposes by the Company, to the extent they exceed certain limits set forth in the Internal Revenue Code and applicable state tax codes.

  The Plan provides, under certain circumstances, for options to vest upon a change of control. See "Amendments to The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan--Plan Description."

DIRECTOR COMPENSATION

  Directors who are not also employees of Vons receive an annual retainer fee of $20,000 per year, as well as a fee of $1,000 paid for each Board of Directors' meeting attended and a fee of $1,000 for each Committee meeting attended. In addition, the Chairpersons of the Compensation and Audit Committees each receive an annual chairperson retainer fee of $4,000.

  On September 19, 1991, the Board of Directors adopted the Directors' Stock Option Plan (the "DSOP") covering the grant of up to 225,000 shares of common stock. The DSOP was approved by shareholder vote at the Annual Meeting of Shareholders held on May 13, 1992, and became effective on that date. Members of the Board of Directors who are not also employees of Vons are eligible to receive options under the DSOP for up to a maximum of 30,000 shares of common stock. Options are granted pursuant to a formula, under which there is an appointment grant (the "Appointment Grant") which was made for all current eligible directors at the effective date of the DSOP and which will be made for new eligible directors joining thereafter. In addition, annual grants (the "Annual Grants") are awarded to all eligible directors on the date of each annual meeting of shareholders, including the meeting at which a director is first elected. Appointment Grants are made in the amount of shares which, at "fair market value," on the date of grant are equal in value to six times the annual retainer then paid to directors (currently $20,000) as adjusted from time to time. Annual Grants will be in an amount of Vons common stock equal in value on the date of grant to twice the annual retainer. The exercise price of Appointment and Annual Grants is at "fair market value." "Fair market value" of a share for purposes of the DSOP equals the average closing price for the ten trading days prior to the grant date of a share of Vons common stock on the NYSE. In 1995, Annual Grants of 2,007 shares were made to each eligible non-executive director.

  Under the DSOP, eligible directors may also elect to forego cash payment of all or a portion of their annual retainer fee, including Chairperson fees, and receive additional stock option grants instead. The exercise price of each option so granted will be discounted 20% from the "fair market value" of a share of Company common stock on the date of grant, and the number of options to be granted will be determined by dividing the discount per share into the non-cash retainer fee.

  Options under the DSOP are non-transferable except by inheritance upon an optionee's death, terminate one year after the retirement, disability or death of the optionee, and are otherwise granted for ten year terms. Director options are exercisable in cumulative 25% installments commencing six months from the date of grant and continuing on each anniversary of the date of grant thereafter, with full vesting occurring on the third anniversary date. Vesting may be accelerated in certain events relating to changes in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is composed of three directors: Mr. Burd, Chairman, Mr. Magowan, and Mr. Tauscher. For a description of the background of each of these individuals and their term of service on the Board of Directors, see "Election of Directors."

  In the Safeway Acquisition (see "General Information-Business History"), Vons paid $288.5 million in cash (including $20 million allocable to an Agreement Not to Compete) and issued 11,667,800 shares of Vons common stock to Safeway Southern California, Inc. See "Principal and Management Shareholders." The parties also agreed to share certain of the expenses incurred in connection with the Safeway Acquisition and entered into various other agreements. The Agreement Not to Compete provides that, for stated periods of time, Safeway, Safeway Southern California, Inc., its immediate parent, and their affiliates may not (a) engage in the retail grocery business in any county in California or Nevada where the Safeway subsidiaries did business immediately prior to the Safeway Acquisition, (b) permit or license any entity to use trademarks, trade rights or similar rights owned or used by them in any such county or (c) disclose any of Vons' confidential information or trade secrets. Mr. MacDonnell, a director of Safeway, and Mr. Magowan, a director and then Chief Executive Officer of Safeway, became directors of Vons after the Safeway Acquisition. Mr. Burd, current President, Chief Executive Officer and a director of Safeway, and Mr. Greene, a director of Safeway, have subsequently become directors of Vons. Under the Acquisition Agreement, each party agreed to indemnify other parties for liability arising from or relating to a breach of, or a failure to perform, certain of such party's representation(s), warrant(ies), covenant(s) or agreement(s) in the Acquisition Agreement and in certain other agreements and documents entered into or furnished pursuant to the Acquisition Agreement or any document furnished or to be furnished under the Acquisition Agreement.

  In 1995, Safeway and its affiliates sold certain inventory and other items to the Company for an aggregate amount of approximately $27 million. Vons sold certain inventory items to Safeway and its affiliates in 1995 for an aggregate amount of approximately $6.4 million. All such sales between the parties were on an "arm's length" basis.

  Property Development Associates ("PDA") is a partnership 80% owned by a subsidiary of Safeway and 20% owned by M&T Group, which is a subsidiary of Pac Trust, which is, in turn, an affiliate of KKR. PDA and Safeway have interests in eight supermarket properties located in Southern California which are leased to Vons.

Rentals under such leases in 1995 totaled approximately $600,000. In addition, Vons is secondarily liable under four leases, for which the annual minimum rental is approximately $200,000, all of which is currently being paid by assignees. All of the leases relating to the above properties were negotiated by Vons or its predecessors on an "arm's length" basis, and none of the lease terms have been modified or amended since PDA's or Safeway's acquisition.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors has furnished the following report on employee compensation. Such report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Vons specifically incorporates the report by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

  The Compensation Committee of the Board of Directors is responsible for the review and administration of the Company's various compensation plans, including base salaries for officers, the Company's stock option plan, and annual bonus plan.

  The Company's executive compensation structure is designed to provide a base salary at the mid-range of salaries of comparable companies plus a performance based bonus comprising a significant portion of overall compensation so as to allow executives to earn total compensation at the higher end of the competitive range if warranted by performance. The Company also provides long-term compensation in the form of non-qualified stock options.

  The performance measure which generates the executive bonus pool is derived from the Company's annual annual budget. The annual budget each year is developed on the basis of overall financial guidelines set by senior management. Utilizing these guidelines, each store adopts sales and operating income goals which cumulatively comprise the overall Company annual budget goals after administrative and support costs are factored in. The Board of Directors formally reviews and approves the annual budget after any suggested changes have been incorporated.

  From the annual budget, a bonus performance matrix is developed with two variables consisting of same store sales increases over previous year sales and operating income goals. On the basis of the Company's performance in these two areas on the matrix, a bonus pool for officers is generated in an amount ranging from 0% to 200% of the cumulative target bonuses of all executives eligible for participation in the pool. The individual bonus targets for executives range from 30% to 50% of their base salary depending on the level of responsibility.

  The bonus targets for both the Chief Executive Officer and the Chief Operating Officer are 50% of base compensation. Each are paid a bonus directly based on the Company performance matrix described above so that their bonus potential ranges between 0% and 100% of base compensation.

  With respect to other officers, including the Named Officers, the bonus pool is funded by the Company performance matrix, but payout from the pool is based upon individual performance goals of each officer. These goals vary depending on the responsibilities of the officer. Payout is made on the basis of an assessment of the achievements of each officer during the year with respect to the individual goals and overall individual performance. As indicated above, target bonus for this group ranges from 30% to 50% of base compensation and payout can be from 0% to 100% of target.

  Base salaries of all officers are evaluated annually based upon compensation for similar positions in competitive companies, but also on the basis of financial and strategic goals of the Company as well as Company performance. Comparative salary data is reviewed for both other grocery companies throughout the country as well as other companies in the region so as to maintain a competitive salary package. Compensation paid for comparable positions in grocery companies shown in the peer group index contained elsewhere in the proxy statement is included in the survey along with industry data available through other sources. On the basis of these surveys and other information available to it, the Company believes that its salaries are at the mid-range of positions surveyed.

  Under the terms of the Plan, the Committee is authorized to grant all stock options. In determining the amount of the 1995 award, the Committee reviewed prior years' stock option awards. A total of approximately 504 individuals, including officers, store managers, and middle managers, received option awards in May of 1995, at a strike price of $19.93 per share, which was determined based upon the price of the Company's stock at the time of the award, in accordance with the terms of the Plan. No stock option awards were made to the Chief Executive Officer or Chief Operating Officer in 1995 since they received contractually negotiated awards in 1994 as part of their compensation arrangement upon joining the Company.

  The 1995 total compensation of no executive officer exceeded the limitations for deductibility set forth in Section 162(m) of the Internal Revenue Code. Inasmuch as it is highly unlikely that any executive compensation in 1996 will exceed the limitation by any substantial amount, the Committee sees no reason to adopt a policy limiting executive compensation to that deductible under
Section 162(m). In the future the Committee may approve compensation in excess of the deductibility limit if it feels that would be appropriate considering all circumstances. The Company is in this proxy statement asking for shareholder approval to adopt changes to the Company's stock option plan to comply with Section 162(m) so that employee stock option grants will not result in the loss of a deduction thereunder.

  No member of the Committee is a former officer, current officer or employee of the Company or any of its subsidiaries, or is employed by a company whose Board of Directors includes a member of the management of the Company.

                                          Steven A. Burd
                                          Peter A. Magowan
                                          William Y. Tauscher

                            STOCK PRICE PERFORMANCE

  The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Vons specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

  The graph below compares the cumulative total return of Vons common stock with the cumulative total return of (i) the S&P 400 Mid-Cap Index, which was utilized for 1994, (ii) the S & P 500 and (iii) ten companies described in the footnote to the graph. The comparison covers the five-year period from the last trading day prior to the end of Vons' 1990 fiscal year to the last trading day prior to the end of Vons' 1995 fiscal year and assumes that $100 was invested at the beginning of the period in Vons common stock and in each index.

  The past performance shown for Vons common stock is not necessarily indicative of future performance.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
      AMONG VONS, S&P 400 MIDCAP 1994(2), TOP TEN SUPERMARKETS 1994(3),
                 S&P 500(2) AND TOP TEN SUPERMARKETS 1995(3)

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                S&P 400      TOP TEN             S&P     TOP TEN
(Fiscal Year Covered)   VONS      MIDCAP 1994  SUPERMARKETS 1994   500     SUPERMARKETS 1995
---------------------   -------   -----------  -----------------   -----   -----------------
Measurement Pt-  1990   $100      $100         $100           $100    $100
FYE   1991              $105.56   $149.87      $119.07        $130.01 $119.26
FYE   1992              $113.33   $167.75      $136.9         $139.69 $138.09
FYE   1993              $ 71.11   $191.09      $147.26        $153.56 $150.47
FYE   1994              $ 80      $184.25      $165.35        $155.51 $169.41
FYE   1995              $125.55   $241.15      $232.79        $213.24 $233.48

--------
(1) Total shareholders' return assumes reinvestment of dividends on the date such dividends were declared. The dollar amounts shown at each year-end are as of the last trading day prior to the end of the Company's fiscal year.
(2) For 1994 the Company used the S & P 400 Mid Cap as a comparative measurement. Beginning in 1995 and going forward, it will use the S & P 500 which is the comparison which the Company believes is more commonly utilized and more appropriate.
(3) The ten largest United States companies (measured by most recently available fiscal year revenues) which had publicly traded equity for at least the most recent three years and which derived revenue predominately from supermarket retail sales. The companies included in 1995 are:
    American Stores Company, Albertson's, Inc., The Great Atlantic & Pacific Tea Company, Inc., Food Lion, Inc., Giant Food Inc., The Stop and Shop Companies, Inc., The Kroger Co., The Penn Traffic Company, Safeway Inc. and Winn-Dixie Stores. The 1995 peer group does not include Bruno's, Inc., which was included in 1994 (and has been removed from the 1994 peer group presented above) because it is no longer a publicly held company. The 1995 peer group includes The Stop and Shop Companies, Inc. which replace Bruno's. The returns of each component issuer of the group have been weighted according to each respective issuer's stock market capitalization.

                             CERTAIN TRANSACTIONS

  In his role as President Emeritus, Mr. Davila provides advisory services to the Company, primarily in the marketing area, and acts as spokesperson in the Company's advertising campaigns. For these services he is paid $120,000 annually, but receives no director's fees. In addition, in light of the positive sales performance of the Company in 1995 and in the recognition of Mr. Davila's efforts in the marketing area in 1995, Mr. Davila was paid a $25,000 bonus for 1995.

  In accordance with a Board of Directors' policy encouraging stock ownership by directors and authorizing loans to facilitate such ownership, Mr. Rickershauser borrowed funds from the Company in 1992 to purchase 5,000 shares of Vons common stock. The indebtedness is evidenced by promissory notes secured by the common stock purchased. The notes accrue interest at the Federal mid-term rate in effect each month and the notes and accrued interest are due on December 31, 1997. As a result, at December 31, 1995, Mr. Rickershauser was indebted to the Company in the aggregate amount of approximately $148,588, including accrued interest.

  Mr. Rickershauser serves as Chairman of the Board and Chief Executive Officer of PS Group, Inc. A subsidiary of PS Group, Inc. sells diesel fuel to the Company for use in its transportation activities. The fuel price was competitively bid and anticipates the sale to the Company of approximately 4,000,000 gallons of diesel fuel over a one-year period. In 1995 the Company purchased approximately $4,717,526 of diesel fuel from such subsidiary.

  Mr. Duda and Mr. Stangeland are general partners of Lido Partners, formerly known as Newport Via Lido Association, a California limited partnership founded in 1986 to acquire a shopping center containing office, commercial and retail space. Vons succeeded to the interest of a former supermarket operator in the center. Commencing January 31, 1995, Lido Partners and the Company entered into a new supermarket lease in the center for an additional 20 years at an annual minimum rent of $330,000. The lease was negotiated by Vons on an "arm's length" basis on terms and conditions no less favorable to Vons then were otherwise available from independent third parties.

  The Company leases a San Diego warehouse facility from Miramar Associates, a California general partnership. The general partners of Miramar Associates are Vons (50%) and Fritz Duda Interests, a Texas general partnership, (50%) of which Mr. Duda, a director of Vons, is a general partner. The lease payments to Miramar Associates approximate $1.9 million per year. The Company believes that the terms and conditions of the lease are no less favorable to Vons than were otherwise available from independent third parties. Distributions made by Miramar Associates to the partners, representing profits after operating expenses of the partnership, were approximately $250,000 to each partner in 1995. The Company ceased operating the warehouse in 1995 and a special committee of disinterested directors has been appointed by the Board of Directors to negotiate a termination arrangement with Miramar Associates and a sale of the warehouse to a disinterested party.

  For further information regarding additional certain transactions with directors, see "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

                                VOTES REQUIRED

  The nominees for election as directors who receive the vote of a plurality of the shares cast at the Meeting, a quorum being present, shall become directors at the conclusion of the tabulation of the votes. Under Michigan law and the Company's Restated Articles of Incorporation and By-Laws, abstentions, withheld votes, broker non-votes and other shares not cast will not be counted as shares cast in the election of any director.

  Pursuant to the Plan, approval of the amendment to the Plan requires the vote of a majority of the shares represented and entitled to vote at the Annual Meeting, a quorum being present. Michigan law and the Company's Restated Articles of Incorporation and By-Laws do not otherwise require a vote of the shareholders.

All shares represented and entitled to vote at the Annual Meeting which the holders of such shares vote "for", "against" or "abstain" from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the amendment to the Plan. The total number of votes cast "for" the amendment to the Plan will be counted for purposes of determining whether sufficient affirmative votes have been cast for the approval of the proposal. Therefore, an abstention, broker non-votes and other shares not voted on the proposed amendment to the Plan have the same legal effect as a vote "against" the proposal.

  The holders of a majority of the common stock issued and outstanding as of the record date, present in person or represented by proxy, shall constitute a quorum at the Meeting.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who are beneficial owners of more than ten percent of the Company's common stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the 1995 fiscal year, all Section 16(a) filing requirements applicable to reporting persons were complied with.

                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

  Upon recommendation of its Audit Committee, the Board of Directors of Vons has selected KPMG Peat Marwick LLP ("KPMG") to serve as independent auditors during the current fiscal year. A representative of KPMG is expected to be present at the Meeting, will have an opportunity to make a statement and will be available to answer appropriate questions, if any, from shareholders.

ANNUAL REPORT

  A copy of Vons' Annual Report to Shareholders is enclosed herewith, but is not to be considered as part of the proxy solicitation material.

  Vons will also furnish without charge a copy of its annual report on Form 10-K for the year ended December 31, 1995, including financial statements but without exhibits, to each person whose vote is solicited by this Proxy Statement. Upon request Exhibits to the Form 10-K will be furnished to shareholders of record making a written request for such Exhibits at a fee of $.50 per page, paid in advance. Requests and inquiries should be addressed to:
Mary McAboy, Vice President, Corporate Communications, The Vons Companies, Inc., 618 Michillinda Avenue, Arcadia, California 91007.

SHAREHOLDER PROPOSALS

  A proposal to be presented at the 1997 annual meeting must be received at Vons' principal executive offices no later than November 30, 1996, in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended, as well as in Vons' By-Laws.

ADDITIONAL BUSINESS

  The Board of Directors does not know of any matter to be presented at the Meeting which is not listed on the Notice of Meeting and discussed above. If other matters should properly come before the Meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with their best judgment.

By order of the Board of Directors

/s/ Terrence J. Wallock

Terrence J. Wallock, Secretary

March 28, 1996

--------------------------------------------------------------------------------
                           THE VONS COMPANIES, INC.
                                     PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lawrence A. Del Santo, Pamela K. Knous, Terrence J. Wallock, and each of them, as proxies with power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all the shares of Common Stock of The Vons Companies, Inc. ("Vons") held of record by the undersigned on March 11, 1996 at the Annual Meeting of Shareholders to be held at The Vons Companies, Inc. headquarters building, 618 Michillinda Avenue, Arcadia, California 91007, on Wednesday, May 8, 1996, at 9:00 a.m. local time, or any adjournments or postponement thereof, with respect to the following matters as more particularly described in the Proxy Statement dated March 28, 1996, receipt of which is hereby acknowledged.

     This proxy, when properly executed, will be voted in the manner indicated herein by the undersigned. If no direction is made, this proxy will be voted FOR
(i) the election of the persons named on the reverse side of this card and (ii) the amendment of the Vons 1990 Stock Option and Restricted Stock Plan as described in the proxy statement and according to the discretion of the proxies on any other properly presented business. If any nominee named in the Proxy Statement is unable or unwilling to serve or is otherwise unavailable, the proxies shall have discretion and authority to vote in accordance with their judgment for other nominees.

(Continued and to be signed and dated on other side)

                                        THE VONS COMPANIES, INC.
                                        P.O. BOX 11228
                                        NEW YORK, N.Y. 10203-0228

                            DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
1.  Election of Directors

    FOR all nominees  [_]  WITHHOLD AUTHORITY to vote    [_]   *EXCEPTIONS   [_]
    listed below           for all nominees listed below.

    Nominees: William S. Davila, James H. Greene, Jr., John M. Lillie, and Charles E. Rickershauser, Jr. for the terms indicated in the Proxy Statement.
    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

    *Exceptions
               -----------------------------------------------------------------

2. To amend the Vons 1990 Stock Option and Restricted Stock Plan as described in the Proxy Statement.

    FOR  [_]  AGAINST [_]  ABSTAIN  [_]

3. To vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof as to which the undersigned hereby confers discretionary authority upon said proxies.

    Change of Address and or Comments Mark Here.   [_]

    IMPORTANT: Please sign exactly as your name or names appear hereon.
    When signing on behalf of a corporation, partnership, estate, trust or the like, indicate title of person signing.

    Dated:                                                 , 1996
          -------------------------------------------------

    -------------------------------------------------------------
                                 Signature

    -------------------------------------------------------------
                         Signature if held jointly

    Please sign, date and return this proxy card promptly using the enclosed envelope.

    Votes MUST be indicated [X] in Black or Blue Ink. [_]

                            THE VONS COMPANIES, INC.

                  1990 STOCK OPTION AND RESTRICTED STOCK PLAN

     The Vons Companies, Inc., a corporation organized under the laws of the State of Michigan (the "Company"), hereby adopts The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan (the "Plan"). The purposes of this Plan are as follows:

          (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its officers and employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

          (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company.


                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Board: "Board" shall mean the Board of Directors of the Company.

     Section 1.2 Change of Control: "Change of Control" shall mean (a) one or more acquisitions by any entity or group resulting in beneficial ownership of 50% or more of the voting stock of the Company, (b) a merger, consolidation, business combination or other reorganization of the Company in which the stockholders of the Company immediately prior to such transaction beneficially own less than 50% of the voting stock of the Company or other surviving corporation immediately after such transaction, or (c) the sale or other transfer of all or substantially all of the assets of the Company, or (d) any transaction resulting in a delisting of the stock of the Company from the New York Stock Exchange or any other national exchange.

     Section 1.3 Code: "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Section 1.4 Committee: "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 8.1.

     Section 1.5 Company: "Company" shall mean The Vons Companies, Inc., a Michigan corporation.

     Section 1.6  Director:  "Director" shall mean a member of the Board.

     Section 1.7 Employee: "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under
Section 3401(c) of the Code) of the Company, or of any corporation which is then a Parent Corporation or Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

     Section 1.8 Incentive Stock Option: "Incentive Stock Option" shall mean an Option which qualifies as an "incentive stock option" under Section 422A of the Code and which is designated as an Incentive Stock Option by the Committee.

     Section 1.9 Non-Qualified Option: "Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

     Section 1.10 Officer: "Officer" shall mean an officer of the Company, any Parent Corporation or any Subsidiary.

     Section 1.11 Option: "Option" shall mean an option to purchase capital stock of the Company granted under the Plan. Options granted under the Plan shall include both Non-Qualified Options and Incentive Stock Options.

     Section 1.12 Optionee: "Optionee" shall mean an Officer or Employee to whom an Option is granted under the Plan.

     Section 1.13 Parent Corporation: "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Section 1.14 Plan: "Plan" shall mean The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan.

     Section 1.15 Restricted Stock: "Restricted Stock" shall mean capital stock of the Company issued pursuant to Article VI of this Plan.

     Section 1.16 Restricted Stockholder: "Restricted Stockholder" shall mean an Officer or Employee to whom Restricted Stock has been issued under the Plan.

     Section 1.17 Secretary: "Secretary" shall mean the Secretary of the Company.

     Section 1.18 Securities Act: "Securities Act" shall mean the Securities Act of 1933, as amended.

     Section 1.19 Exchange Act: "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Section 1.20 Subsidiary: "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Section 1.21 Termination of Employment: "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee or the Restricted Stockholder, as the case may be, and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, in each case with or without cause, but not including a termination by death, total disability or retirement, and excluding terminations where there is a simultaneous reemployment of the Optionee or Restricted Stockholder by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Termination of Employment shall not include terminations which in any way result from a Change of Control, nor shall Termination of Employment include removal or demotion of an Officer by the Board or failure by the Board to reelect an Officer, unless such removal, demotion or failure to reelect is due to a material breach by the Officer of the Company's employee policies.


                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

     Section 2.1 Shares Subject to Plan: The shares of stock subject to Options or to be issued as Restricted Stock shall be shares of the Company's $.10 par value common stock. The aggregate number of such shares which may be issued upon exercise of Options or as Restricted Stock shall not exceed 6,000,000 shares. No employee or officer may be granted Options to purchase more than 500,000 shares of Common Stock per year.

     Section 2.2 Unexercised Options: If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be subject to Options granted hereunder or be issued as Restricted Stock hereunder, subject to the limitations of Section 2.1.

     Section 2.3 Forfeited Restricted Stock: Any shares of Restricted Stock forfeited to the Company pursuant to the restrictions thereon may again be issued as Restricted Stock hereunder or be subject to Options granted hereunder, subject to the limitations of Section 2.1.

     Section 2.4 Changes in Company's Shares: In the event that the outstanding shares of the Company's Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger (including reincorporation effected by means of merger), consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted and in the number and kind of Restricted Stock which may be issued, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options or as Restricted Stock.


                                  ARTICLE III

                              GRANTING OF OPTIONS

     Section 3.1 Eligibility: Any Employee or Officer (including Officers who are also Directors) of the Company or a Parent Corporation or a Subsidiary shall be eligible to be granted Options.

     Section 3.2 Qualification of Incentive Stock Options: No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422A of the Code.

     Section 3.3  Granting of Options:

          (a) The Committee shall from time to time, in its absolute discretion:

               (i) Select from among the Employees and Officers (including those to whom Options and/or Restricted Stock have been previously granted or issued under the Plan) such of them as shall be granted Options under the Plan; and

               (ii) Determine the number of shares to be subject to such Options granted to such selected Employees and Officers, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

               (iii) Determine the terms and conditions of such Options consistent with the Plan.

          (b) Upon the selection of an Officer or Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of an Option to an Officer or Employee, that the Officer or Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to the Officer or Employee. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

                                 ARTICLE IV

                                TERMS OF OPTIONS

          Section 4.1 Option Agreement: Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422A of the Code.

          Section 4.2  Option Price:

          (a) The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share of Incentive Stock Options shall not be less than 100% of the "fair market value" of such shares on the date such Option is granted; and provided, further, that in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the "fair market value" of such shares on the date such Option is granted in the event such Option is granted to an individual then owning (within the meaning of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation. In the sole discretion of the Committee the price per share subject to Non-Qualified Options may be less than 100% of the "fair market value" of such shares on the date such Option is granted.

          (b) For purposes of the Plan, the "fair market value" of a share of the Company's common stock as of a given date shall be: (i) the average closing price for the ten trading days prior to the exercise or grant date of a share of the Company's common stock on the principal exchange on which shares of the Company's common stock are then trading, if any; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or
     (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's common stock is not publicly traded, the fair market value established by the Committee acting in good faith.

          Section 4.3  Commencement of Exercisability:

          (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

          (b) Subject to the provisions of Sections 4.3(a), 4.3(c), 4.3(d) and 9.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c), 4.3(d) and 9.3, accelerate the time at which such Option or any portion thereof may be exercised.

          (c) Except as the Committee or this Plan may otherwise provide, no portion of an Option which is unexercisable at an Employee's or Officer's Termination of Employment shall thereafter become exercisable.

          (d) Notwithstanding any other provision of this Plan, in the case of an Incentive Stock Option, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of the Company's stock with respect to which "incentive stock options" (within the meaning of Section 422A of the Code) are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) shall not exceed $100,000.

     Section 4.4  Expiration of Options:

          (a) No Incentive Stock Option may be exercised to any extent by anyone after the first to occur of the following events:

               (i) The expiration of ten years from the date the Option was granted; or

               (ii) In the case of an Optionee owning (within the meaning of Section 425(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Option was granted; or

               (iii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

               (iv) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

               (v) The expiration of one year from the date of the Optionee's death.

          (b) No Non-Qualified Option may be exercised to any extent by anyone after the expiration of ten years and one day from the date the Option was granted.

          (c) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment.

     Section 4.5 Consideration: In consideration of the granting of the Option, the Optionee shall agree, in the written Stock Option Agreement if the Optionee is an Employee or an Officer, to remain in the employ of the Company, a Parent Corporation or a Subsidiary for the period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

     Section 4.6 Adjustments in Outstanding Options: In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of
Section 425(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

     Section 4.7  Merger, Consolidation, Acquisition, Liquidation or
Dissolution: Subject to any required action by the shareholders of the Company to approve an action which is a Change of Control, if there shall be a Change of Control, each Optionee shall have the right prior to such Change of Control to exercise his Options to the extent not theretofore exercised, whether or not they are then exercisable in the ordinary course of events (notwithstanding any restrictions contrary to such rights as may be contained elsewhere in this Plan or in the written Stock Option Agreement), unless there is a surviving corporation or a parent or subsidiary corporation thereof that shall assume (with appropriate changes) the outstanding Options or replace them with new options of comparable value. The Company shall give reasonable notice to Optionees of any Change of Control. Every Option or any portion thereof outstanding at the time of the Change of Control shall terminate at such time, unless there is a surviving corporation or a Parent or Subsidiary Corporation thereof that shall assume (with appropriate changes) the outstanding Options or replace them with new options of comparable value.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

     Section 5.1 Person Eligible to Exercise: During the lifetime of the Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Sections 4.4 or 4.7, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

     Section 5.2 Partial Exercise: At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under Sections 4.4 or 4.7, such exercisable Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

     Section 5.3 Manner of Exercise: An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary's office all of the following prior to the time when such exercisable Option or portion thereof becomes unexercisable under Sections 4.4 or 4.7:

          (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

          (b)  Either:

               (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

               (ii) With the consent of the Committee, a full recourse promissory note bearing interest (of at least such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

               (iii) With the consent of the Committee, shares of the Company's common stock owned by the Optionee, duly endorsed for transfer to the Company, with a fair market value (as determinable under Section 4.2(b)) on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Option or portion is thereby exercised (Note: The Committee may decline to accept as payment for any reason shares of the Company's Common Stock owned by the Optionee including shares owned by Optionee for less than six months); or

               (iv) Any combination of the consideration provided in the foregoing subsections (i), (ii) or (iii); and

          (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act or Exchange Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

          (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

     Section 5.4 Conditions to Issuance of Stock Certificates: The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges, if any, on which such class of stock is then listed; and

          (b) The Completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option (Note: The Company, at its sole option, may elect to withhold a number of the Company's shares either at the time of the grant or exercise of an Option the fair market value of which would satisfy any withholding tax on said exercise or grant); and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

     Section 5.5 Rights as Shareholders: A holder of an Option or Options shall not be, nor shall such holder have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option or Options unless and until a certificate or certificates representing such shares have been issued by the Company to such holder.

     Section 5.6 Transfer Restrictions: The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee or Officer to give the Company prompt notice of any disposition of shares of stock acquired by exercise of an Incentive Stock Option within two years from the date of grant of such Option or one year after the issuance of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired upon exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VI

                          ISSUANCE OF RESTRICTED STOCK

     Section 6.1 Eligibility: Any Employee or Officer (including Officers who are also Directors) of the Company or a Parent Corporation or a Subsidiary shall be eligible to be issued Restricted Stock.

     Section 6.2  Issuance of Restricted Stock:

          (a) The Committee shall from time to time, in its absolute discretion:

               (i) Select from among the Employees and Officers (including those to whom Options and/or Restricted Stock have been previously granted or issued under the Plan) such of them as shall be issued Restricted Stock under the Plan; and

               (ii) Determine the number of shares of Restricted Stock to be issued to such selected Employees and Officers; and

               (iii) Determine the terms and conditions applicable to such Restricted Stock, consistent with the Plan.

          (b) Shares issued as Restricted Stock may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company.

     Legal consideration, but (unless the Committee in its discretion specifies otherwise) no cash payment, will be required for each issuance of Restricted Stock.

          (c) Upon the selection of an Employee or Officer to be issued Restricted Stock, the Committee shall instruct the Secretary to issue such Restricted Stock and may impose such conditions on the issue of such Restricted Stock as it deems appropriate.


                                  ARTICLE VII

                           TERMS OF RESTRICTED STOCK

     Section 7.1 Restricted Stock Agreement: Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Restricted Stockholder and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

     Section 7.2  Consideration:

          (a) As partial consideration for the issuance of the Restricted Stock, the Restricted Stockholder shall agree in the written Restricted Stock Agreement, if the Restricted Stockholder is an Employee or an Officer, to remain in the employ of the Company, a Parent Corporation or a Subsidiary for a period at least one year after the Restricted Stock is issued. Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer upon any Restricted Stockholder any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without cause.

          (b) If the Committee requires a cash payment as partial consideration for the issuance of the Restricted Stock, the terms of such payment will be set forth in the written Restricted Stock Agreement, the terms and conditions of which may include either (or both) (i) full payment (in cash or by check) or (ii) a full recourse promissory note bearing interest (of at least such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and any security to be given for such note. No Restricted Stock may, however, be paid for by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

          (c) The Restricted Stockholder shall agree in the Restricted Stock Agreement to pay to the Company all amounts which the Company is required to withhold under federal, state or local law in connection with the issuance, vesting or sale of Restricted Stock. The Company, at its sole option, may elect to withhold a number of the Company's shares at the time of issuance of the Restricted Stock, the fair market value of which would satisfy any withholding tax due or that may become due on an actual or estimated basis.

     Section 7.3 Rights as Shareholders: Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.7, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to vote the shares and to receive all dividends and other distributions paid or made with respect to the shares.

     Section 7.4 Restrictions: All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to such restrictions as the Committee shall provide in the terms of each individual Restricted Stock Agreement; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 9.3, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. All restrictions imposed pursuant to this Section 7.4 shall
expire within ten years after the date of issuance.   Restricted Stock may not
be sold, transferred, pledged, assigned, hypothecated, encumbered or otherwise alienated until all restrictions are terminated or expire, except that subject to Section 7.7, a Restricted Stockholder may transfer Restricted Stock which he has been granted, but which still contain restrictions, to his spouse, his lineal descendants, or to a trust for the benefit of the Restricted Stockholder, his spouse or his lineal descendants, provided that such transferee agrees in advance in writing to be bound by all the terms and conditions of the Plan and the Restricted Stock Agreement.

     Section 7.5 Forfeiture of Restricted Stock: The Committee may provide in the terms of each individual Restricted Stock Agreement that the Restricted Stock then subject to restrictions under the Restricted Stock Agreement be forfeited by the Restricted Stockholder back to the Company immediately upon a Termination of Employment; provided, however, that provision cannot be written to require a forfeiture in the event of a Change of Control or in the event of a Termination of Employment because of the Employee's or Officer's normal retirement, death, total disability or early retirement with the consent of the Board.

     Section 7.6  Merger, Consolidation, Acquisition, Liquidation, Dissolution:
Subject to any required action by the shareholders of the Company to approve an action which is a Change of Control, if there shall be a Change of Control, then upon such event and notwithstanding any provisions of this Plan (including, without limitation, Sections 7.4, 7.5, or 7.8), the Restricted Stock Agreement or any other agreement, all Restricted Stock then issued under this Plan shall immediately vest and all restrictions and forfeiture provisions shall immediately expire and cease, except that any cash consideration previously requested by the Committee shall be paid in full to the Company, or its successor within ninety days of the effective date of a Change in Control.

     Section 7.7 Escrow: The Secretary shall retain physical custody of the certificates representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement expire or shall have been removed; provided, however, that in no event shall any

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

Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him that remains subject to any restrictions under the Restricted Stock Agreement.

     Section 7.8 Legend: In order to enforce the restrictions imposed upon shares of Restricted Stock issued hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.


                                  ARTICLE VIII

                                 ADMINISTRATION

     Section 8.1 Compensation Committee: The Compensation Committee shall consist of at least three Directors who are not also employees of the Company appointed by and holding office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice of resignation to the Board. Vacancies in the Committee shall be filled by the Board in accordance with the Company's Articles and By-Laws.

     Section 8.2 Duties and Powers of Committee: It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Options, and the Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422A of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

     Section 8.3 Majority Rule: The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

     Section 8.4  Compensation; Professional Assistance; Good Faith Actions:
Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Employees, Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees and Restricted Stockholders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options, or Restricted Stock, and all members of the Committee shall be fully protected, indemnified and held harmless by the Company with respect to any such action, determination or interpretation in accordance with the Company's Articles and By-Laws.


                                   ARTICLE IX

                                OTHER PROVISIONS

     Section 9.1 Options and Restricted Stock Not Transferable: No Option, Restricted Stock or interest or right therein or part thereof shall be subject to or liable for the debts, contracts or engagements of the Optionee or Restricted Stockholder, as the case may be, or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 9.1 shall prevent transfers by will or by the applicable laws of descent and distribution, or as provided for in Section 7.4.

     Section 9.2 Amendment, Suspension or Termination of the Plan: The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. The Board or the Committee may amend or modify the Plan to comply with or take advantage of changes in any federal or state laws, regulations, or rulings, including, without limitation, changes, modifications or additions to the regulations and rulings of the Securities and Exchange Commission and in particular Regulation 16b-3 of the Exchange Act. However, without approval of the Company's shareholders given within 12 months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 2.4, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options or as Restricted Stock, modify the eligibility requirements of Section 3.1 or Section
6. 1, reduce the minimum Option price requirements of Section 4.2(a), permit the grant of options or issuance of restricted stock to Directors or extend the limit imposed in this Section 9.2 on the period during which Options may be granted or Restricted Stock may be issued. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option or the Restricted Stockholder, alter or impair any rights or obligations under any Option theretofore granted or Restricted Stock theretofore issued. No Option may be granted and no Restricted Stock may be issued during any period of suspension nor after termination of the Plan, and in no event may any Option be granted or any Restricted Stock issued under this Plan after the first to occur of the following events:

          (a) The expiration of ten years from the date the Plan is adopted by the Board; or

          (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 9.3.

     Section 9.3  Effective Date of Plan; Approval of Plan by Shareholders:
This Plan shall become effective immediately upon adoption by the Board of Directors and approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan. Options be granted or Restricted Stock may be issued prior to such shareholder approval; provided, however, that such Options shall not be exercisable and such Restricted Stock shall not vest prior to the time when the Plan is approved by the shareholders; and provided further, however, that if such approval has not been obtained at the end of said 12-month period, all Options previously granted and all Restricted Stock previously issued under the Plan shall thereupon be cancelled and become null and void.

     Section 9.4 Effect of Plan Upon Other Option and Compensation Plans: The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees or Officers of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options or to issue restricted stock otherwise than under this Plan in connection with any proper corporate purposes, including, but not by way of limitation, the grant or assumption of options or the issuance of restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

     Section 9.5 Titles: Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

     I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of The Vons Companies, Inc., on January 24, 1990.

     Executed on this 24th day of January, 1990.



                              By:   ROBERT P. BERMINGHAM
                                    --------------------
                                    Robert P. Bermingham
                                    Secretary


(Corporate Seal)

     I hereby certify that the foregoing Plan was duly approved by the shareholders of The Vons Companies, Inc., on the 17th day of May, 1990.

     Executed on this 17th day of May, 1990.



                              By:   ROBERT P. BERMINGHAM
                                    --------------------
                                    Robert P. Bermingham
                                    Secretary


(Corporate Seal)